Exhibit 3.44


                            CERTIFICATE OF FORMATION

                                       OF

                            EAGLE BULK (DELAWARE) LLC


                                   ARTICLE 1.
                                      NAME
                                      ----

     The name of the limited liability company is Eagle Bulk (Delaware) LLC (the "Company").

                                   ARTICLE 2.
                                REGISTERED AGENT
                                ----------------

     The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in the County of New Castle. The name of the registered agent of the Company is Corporation Service Company.

                                   ARTICLE 3.
                                    DURATION
                                    --------

     The duration of the Company is to be perpetual, unless sooner terminated in accordance with the Limited Liability Company Act of the State of Delaware (the "Act").


                                   ARTICLE 4.
                                     PURPOSE
                                     -------

     The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.



     IN WITNESS WHEREOF, this Certificate has been executed as of this 14th day of August, 2006, by the undersigned authorized signatory who affirms that, to the best of his knowledge and belief, the facts stated herein are true.


                            EAGLE BULK (DELAWARE) LLC

                                             By:   Eagle Bulk Shipping Inc.
                                                   Sole Member

                                             By:   /s/ Sophocles N. Zoullas
                                                   --------------------------
                                                       Sophocles N. Zoullas
                                                       Chief Executive Officer
                                                       of the Sole Member